UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [     ]

Filed by a Party other than the Registrant [  X  ]

Check the appropriate box:

[  X ]          Preliminary Proxy Statement

[      ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[      ]          Definitive Proxy Statement

[      ]          Defininitive Additional Materials

[      ]          Soliciting Material Pursuant to § 240.14a-12

Liberty All-Star Growth Fund, Inc. ("ASG")

(Name of Registrant as Specified In Its Charter)

Karpus Management, Inc., d/b/a Karpus Investment Management

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X ]          No fee required.

[      ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of Each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

PROXY STATEMENT
KARPUS MANAGEMENT, INC., D/B/A KARPUS INVESTMENT MANAGEMENT
SHAREHOLDERS OF

LIBERTY ALL-STAR EQUITY FUND ("Equity Fund") and
LIBERTY ALL-STAR GROWTH FUND, INC. ("Growth Fund")

IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS/TRUSTEES
AT THE SPECIAL MEETING OF SHAREHOLDERS
(To be held on September 30, 2011)

Fellow shareholders:

Karpus Management, Inc., d/b/a Karpus Investment Management ("Karpus"), shareholders of Liberty All Star-Growth Fund, Inc. ("Growth Fund" or "ASG") and Liberty All-Star Equity Fund ("Equity Fund" or "USA") (each a "Fund" and collectively, the "Funds"), are sending this proxy statement and the enclosed GREEN proxy card to common shareholders of record as of July 19, 2011 (the "Record Date") of the Funds. We are soliciting a proxy to vote your shares at the Special Meeting of Shareholders of the Funds scheduled for September 30, 2011 at 1290 Broadway, Suite 1100, Denver, Colorado at 10:00 a.m. MT, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Meeting"). This proxy statement and the enclosed GREEN proxy card are first being sent to common shareholders of the Fund on or about August [ ], 2011.

INTRODUCTION

Last month, ALPS Holdings, Inc. ("ALPS Holdings") - the parent company of ALPS Advisors, Inc. ("AAI"), the manager for USA and ASG - announced it had signed an agreement to be acquired by DST Systems, Inc. ("DST") ("the "Transaction").

There are two matters that the Funds have scheduled to be voted upon at the Meeting: (1) to approve a new Fund Management Agreement between each Fund and AAI; and (2) to approve new Portfolio Management Agreements among the Fund, AAI and each of the Funds' investment sub-advisors (the "Portfolio Managers") (the "Proposals").

Please refer to the Funds' proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders, including information about each of the Funds' portfolio managers and investment advisor.

We are soliciting a proxy to vote your shares AGAINST each of the Proposals.

REASONS FOR THIS PROXY CONTEST

Karpus is initiating this proxy contest because we believe that the Board or Trustees of each Fund has a duty to compensate shareholders for any risks that may be involved in the Approval of a New Fund Management Agreement between each Fund and AAI and a new Portfolio Management Agreement among the Fund, AAI and each of the Funds' investment sub-advisors.

The premise of Karpus' argument is its belief that shareholders should be afforded the opportunity by each Fund to receive fair value for their investment in the wake of the impending Transaction. Given the situation, Karpus feels that shareholders who do not wish to see their assets transferred should be afforded the opportunity to exit their investment at or near net asset value. It is Karpus' belief that shareholders of both Funds must be compensated for the unknown risks they are being asked to assume. The consummation of these agreements is clearly in the interests of the new parent company; otherwise, they would not be proposing this transition to take place. Similar to management's interest in seeking full value for this Transaction, as your fellows shareholders we also seek to realize full value.

Over the past five years (August 17, 2006 through August 17, 2011), USA has traded at an average discount to net asset value of 12.4%. During this same time period, ASG has traded at an average discount to net asset value of 10.3%. Karpus believes that the Board of Trustees of each fund has failed to take sufficient action to address these discounts. Moreover, no one can predict the future and because of this simple fact, there is unknown added risk associated with the transactions proposed by the Funds. It is Karpus' belief that shareholders have waited long enough to realize the full value of their investment, and now is the time for the Boards to take action to provide an opportunity for shareholders to realize net asset value.

AS SHAREHOLDERS WE HAVE A VERY IMPORTANT AND POWERFUL VOICE IN OUR INVESTMENT - OUR VOTE. USE YOUR VOTE WISELY AND TELL THE FUNDS' MANAGEMENT THAT YOU ARE NOT COMFORTABLE WITH THEIR DECISION TO ENTER INTO AN AGREEMENT WITH UNKNOWN RISKS WITHOUT COMPENSATION FOR THE ASSUMPTION OF THOSE RISKS.

USE YOUR VOICE AND HOLD YOUR FUNDS AND ITS BOARD OR TRUSTEES ACCOUNTABLE FOR EFFECTIVELY ADDRESSING OUR CONCERNS ABOUT UNKNOWN RISKS AND THE DISCOUNT THAT HAS WIDENED IN RECENT YEARS.

PROPOSAL 1:

To approve a new Fund Management Agreement between the Funds and AAI to become effective upon the Closing

As stated above, ALPS Holdings - the parent company of AAI, the manager for USA and ASG - announced it had signed an agreement to be acquired by DST. Upon the closing of the Transaction, each Fund's existing Fund Management Agreement and Portfolio Management Agreements will terminate as required under applicable law. We are soliciting this proxy for your vote AGAINST approving a new Fund Management Agreement between the Fund and AAI to become effective upon the closing.

We feel that before the Transaction is approved by shareholders, shareholders who do not agree with the Transaction should be afforded the ability to exit their investment at net asset value. The Funds' should not be allowed to consummate the transaction without affording dissenting shareholders the full value of their investment. Similar to management's interest in seeking full value for this Transaction, shareholders should also be afforded this same opportunity prior to approval of the Transaction.

Please refer to the Funds' proxy soliciting material for additional information concerning the proposed terms of the Fund Management Agreement.

Please note: Due to the complexities of corporation law, under certain circumstances voting your shares could help create a quorum which could allow management's Proposals to be approved even if you voted your shares AGAINST management's Proposals. If Karpus believes that voting the proxies it receives would cause there to be a quorum and that the management Proposals would thereby be approved, we may not attend the Meeting and may withhold all proxies in order to attempt to defeat management's Proposals.

If voting your proxies would, in Karpus' opinion, cause there to be a quorum and to cause the Proposals to be approved, then unless Karpus determines that the Board or Trustees has agreed to afford shareholders net asset value for their shares, Karpus may not attend the Meeting, may not vote the undersigned's shares proxy, and the shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy.

Required Vote

Approval of each New Fund Management Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of each Fund, which, under the 1940 Act, means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares.

PROPOSAL 2:

To approve New Portfolio Management Agrements for the Funds with AAI and each of the Funds'
current Portfolio Managers listed below to become effective upon the Closing:

Equity Fund Portfolio Managers

  2a: Cornerstone Capital Management, Inc.
  2b: Matrix Asset Advisers, Inc.
  2c: Pzena Investment Management, LLC
  2d: Schneider Capital Management Corporation
  2e: TCW Investment Management Company

Growth Fund Portfolio Managers

  2a: TCW Investment Management Company
  2b: M.S. Weatherbie & Co., Inc.

Similar to proposal 1, we do not believe shareholders should approve any new Portfolio Management Agreements for the Funds with AAI and each of the Funds' current Portfolio Managers to become effective upon the Closing unless dissenting shareholders are afforded the opportunity to realize the full net asset value of their shares. Much like management's interest in seeking full value for this Transaction, shareholders should also be afforded this same opportunity prior to approval of the Transaction.

Please refer to the Funds' proxy soliciting material for additional information concerning the proposed terms of the new Portfolio Management Agreements for the Funds with AAI and each of the Funds' current Portfolio Managers.

Please note: Due to the complexities of corporation law, under certain circumstances voting your shares could help create a quorum which could allow management's Proposals to be approved even if you voted your shares AGAINST management's Proposals. If Karpus believes that voting the proxies it receives would cause there to be a quorum and that the management Proposals would thereby be approved, we may not attend the Meeting and may withhold all proxies in order to attempt to defeat management's Proposals.

If voting your proxies would, in Karpus' opinion, cause there to be a quorum and to cause the Proposals to be approved, then unless Karpus determines that the Board or Trustees has agreed to afford shareholders net asset value for their shares, Karpus may not attend the Meeting, may not vote the undersigned's shares proxy, and the shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy.

Required Vote

Approval of each New Fund Management Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of each Fund, which, under the 1940 Act, means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares.

VOTING INFORMATION

Only shareholders of record of a Fund on the Record Date may vote. Shareholders of record on the Record Date are entitled to be present and to vote at the Meeting. Each share or fractional share is entitled to one vote or fraction thereof. Each Fund's shareholders will vote separately on each proposal with respect to that Fund. If you are a Shareholder of more than one Fund, you will be voting on each proposal separately with respect to each Fund in which you hold shares.

Vote Required

Shareholders of each Fund must separately approve the New Fund Management Agreement and each New Portfolio Management Agreement for such Fund. Approval of each of Proposal 1 and 2 by a Fund will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund as defined in the Investment Company Act. This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund.

If the Shareholders of a Fund approve the New Fund Management Agreement and the New Portfolio Management Agreements for such Fund, their effectiveness is conditioned upon the Closing, which in turn is conditioned on the satisfaction or waiver of certain conditions set forth in the agreement related to the Transaction including, among other things: (1) obtaining consent to the Transaction by a certain percentage of ALPS Holdings' clients representing an agreed upon percentage of the annualized revenue of ALPS Holdings and its subsidiaries (including AAI); and (2) DST, AAI and ALPS Holdings obtaining any necessary regulatory approvals. If the conditions noted in the prior sentence are not met, the Existing Fund Management Agreement and the Existing Portfolio Management Agreements will remain in effect. If the proposals described in this Proxy Statement are approved by Shareholders of a Fund, they will not become effective until the Closing.

How Proxies Will be Voted

If you wish to vote AGAINST: (1) approving a new Fund Management Agreement between each Fund and AAI; and (2) approving a new Portfolio Management Agreements among the Fund, AAI and each of the Funds' investment sub-advisors, you may do so by completing and returning a GREEN proxy card. If you return a GREEN proxy card to us or to our agent and unless you direct otherwise, your shares will be voted AGAINST : (1) approving a new Fund Management Agreement between each Fund and AAI; and (2) approving a new Portfolio Management Agreements among the Fund, AAI and each of the Funds' investment sub-advisors. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Quorum; Adjournment

For each Fund, a majority of the shares outstanding on the Record Date and entitled to vote, present and in person or represented by proxy, constitutes a quorum for the transaction of business by the Shareholders of that Fund at the Meeting. The Funds have stated that in the event a quorum is present at the Meeting, but sufficient votes to approve a proposal have not been received or in the discretion of such persons, the Chairman of the Meeting or, in the case of the Equity Fund, persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. A Shareholder vote may be taken on one or more of the proposals referred to above prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. In the event of an adjournment, no notice is required other than an announcement at the meeting at which adjournment is taken.

In addition to this, Karpus is reserving a similar right. Due to the complexities of corporation law, under certain circumstances voting your shares could help create a quorum which could allow management's Proposals to be approved even if you voted your shares AGAINST management's Proposals. If Karpus believes that voting the proxies it receives would cause there to be a quorum and that the management Proposals would thereby be approved, we may not attend the Meeting and may withhold all proxies in order to attempt to defeat management's Proposals.

If voting your proxies would, in Karpus' opinion, cause there to be a quorum and to cause the Proposals to be approved, then unless Karpus determines that the Board or Trustees has agreed to afford shareholders net asset value for their shares, Karpus may not attend the Meeting, may not vote the undersigned's shares proxy, and the shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy.

Broker Votes

For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions will be counted and broker non-votes, if any, will be considered not present for the purpose of determining the presence of a quorum.

"Broker non-votes" occur when a broker has not received voting instructions from the beneficial owner of the shares and either declines to exercise its discretionary voting authority or is barred from doing so because the proposal is contested. Broker non-votes cannot be voted on non-routine matters submitted to a vote without direction of the beneficial owner.

If any of your shares were held in the name of a brokerage firm, bank nominee, or other institution on the Record Date, only that institution can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instruction form (or GREEN proxy card) that your broker or bank sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

Revocation of Proxies

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) submitting to the Funds or to us a later dated written revocation or a duly executed proxy; or (ii) attending and voting at the Meeting in person (mere attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Funds will be effective only if delivered to the Funds, we request that either the original or a copy of all revocations be mailed to Karpus Management, Inc., d/b/a Karpus Investment Management, c/o Regan & Associates, Inc., 505 Eighth Avenue, Suite 800, New York, New York 10018, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

THE SOLICITATION

Persons affiliated with or employed by Karpus or their affiliates may assist us in the solicitation of proxies. We have retained Regan & Associates, Inc. for solicitation and advisory services in connection with the solicitation of proxies. KIM will pay a fee to be mutually agreed upon between KIM and Regan & Associates, Inc. based on the services provided. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of any solicitation expenses which we estimate to be approximately $200,000. To Karpus' knowledge, there is no arrangement or understanding involving Karpus or any of their affiliates relating to future employment by or any future transaction with the Funds or any of their affiliates.

INFORMATION CONCERING THE
PARTICIPANTS IN THE SOLICITATION

Karpus is your fellow shareholder and we are soliciting your vote as further discussed above. As of the Record Date, Karpus beneficially owned 4,102,869 common shares (13.64%) of ASG and 5,597,264 common shares (3.06%) of USA. Based on the Funds' preliminary proxy statement, as of the Record Date, there were 30,080,350 outstanding shares of common stock of ASG and 182,678,079 outstanding shares of beneficial interest of USA.

Karpus Investment Management was founded in 1986 by George Karpus and Jo Ann Van Degriff. Karpus is an independent registered Investment Adviser with approximately $2.2 Billion in assets under management as of July 31, 2011. Our founding goal is to achieve investment results in the top quartile of professionally managed monies over a three-to-five year period based on each client's risk/return objective. We provide customized, conservative investment management for high net worth individuals, pension plans, foundations, endowments, trusts, estates, and Taft Hartley accounts. Karpus is located in Pittsford, New York (a suburb of Rochester, New York). We pride ourselves on independent research. Karpus is not affiliated with any brokerage firm.

Shares of Liberty All-Star Growth Fund (ASG) beneficially owned by Officers/ Employees/and Directly Related Accounts of Such.

Karpus Share Ownership

 George W. Karpus     47,595
 Jo Ann Van Degriff     9,055
 Dana R. Consler     2,270
 Kathleen F. Crane     535
 Karpus Investment Management Defined Benefit Plan  6,106
 Karpus Investment Management Profit Sharing Plan  10,796

Shares of Liberty All-Star Equity Fund (USA) beneficially owned by Officers/Employees/and Directly Related Accounts of Such.

Karpus Share Ownership

 George W. Karpus     79,920
 Jo Ann Van Degriff     9,295
 Dana R. Consler     3,215
 Kathleen F. Crane     1,010
 Karpus Investment Management Defined Benefit Plan  8,395
 Karpus Investment Management Profit Sharing Plan  37,945

Other than as set forth in this Proxy Statement, to the participants' knowledge, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their respective associates within the past year with any person with respect to any of the Funds' securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants' knowledge, any of their respective associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Funds or its affiliates; or (ii) any future transactions to which the Funds or any of its affiliates will or may be a party.

CERTAIN INFORMATION ABOUT THE FUNDS

Liberty All-Star Growth Fund, Inc. is a Maryland Corporation with a principal executive office located at: 1290 Broadway, Suite 1100, Denver, Colorado 80203.

Liberty All-Star Equity Fund is a Massachusetts common law trust with a principal executive office located at: 1290 Broadway, Suite 1100, Denver, Colorado 80203.

The Funds are subject to the informational requirements of the Exchange Act and the Investment Company Act of 1940, as amended, and in accordance therewith files reports, proxy statements, and other information with the SEC. Reports, registration statements, proxy statements, and other information filed by the Fund with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Documents filed electronically by the Fund are also available at the SEC's Web site: http://www.sec.gov.

OTHER MATTERS TO BE CONSIDERED AT THE MEETING

Except as set forth in the Proxy Statement, we are not aware of any matters affecting the Fund to be brought before the Meeting. Should other matters properly be brought before the Meeting that Karpus is unaware of a reasonable time before this solicitation, the attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. Execution and delivery of a proxy by a record holder of shares of common stock of either Fund will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

STOCKHOLDER PROPOSALS FOR THE FUNDS' 2012 ANNUAL MEETINGS

Under the SEC's proxy rules, and subject to changes by the Board, stockholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund's proxy material for a particular annual stockholder meeting. Under the foregoing proxy rules, proposals submitted for inclusion in the proxy material for the 2012 Annual Meeting must be received by the Growth Fund on or before December 17, 2011 or by the Equity Fund on or before December 31, 2011. The fact that the Fund receives a stockholder proposal in a timely manner does not ensure its inclusion in its proxy material, since there are other requirements in the proxy rules relating to such inclusion.

Growth Fund shareholders who wish to make a proposal that would not be included in the Growth Fund's proxy materials or to nominate a person or persons as Director at the Growth Fund's 2012 Annual Meeting must ensure that the proposal or nomination is delivered to the Secretary of the Growth Fund no earlier than November 17, 2011 and no later than December 17, 2011. If the date of the Growth Fund 2012 Annual Meeting is held before May 31, 2012 or after July 30, 2012, then the proposal or nomination must be received by the later of 120 days prior to the annual meeting or the tenth day following the date that a public announcement of the meeting is first made.

Equity Fund shareholders who wish to make a proposal that would not be included in the Equity Fund's proxy materials or to nominate a person or persons as Trustee at the Equity Fund's 2012 Annual Meeting must ensure that the proposal or nomination is delivered to the Secretary of the Equity Fund no earlier than December 1, 2011 and no later than December 31, 2011. If the date of the Equity Fund 2012 Annual Meeting is held before January 31, 2012 or after April 29, 2012, then the proposal or nomination must be received by the later of 120 days prior to the annual meeting or the tenth day following the date that a public announcement of the meeting is first made.

Any such proposal or nomination must be in good order and in compliance with all applicable legal requirements and the requirements set forth in each Fund's Restated By-laws. The chairman of the annual meeting may refuse to acknowledge any proposal or nomination that does not meet the legal and By-law requirements.

You must submit any stockholder proposals and nominations to the Secretary of the Funds, 1290 Broadway, Suite 1100, Denver, Colorado 80203.

The persons named as proxies for the Meeting will have discretionary authority to vote on all matters presented at the Meeting consistent with SEC's proxy rules.

SHAREHOLDER REPORTS

Each Fund has previously sent its most recent Annual Report dated December 31, 2010 to its Shareholders. You may obtain a copy of either report, free of charge, by writing to the Funds c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203, or by calling 1-800-241-1850.

ADDITIONAL INFORMATION

The information concerning the Funds contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that any information contained in this Proxy Statement concerning the Funds is inaccurate or incomplete, we do not take any responsibility for the accuracy or completeness of such information. We have omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Funds' Proxy Statement. This disclosure includes, among other things, information concerning security ownership of management and persons who beneficially own more than 5% of the Funds' shares.

Questions, or requests for additional copies of this Proxy Statement, should be directed to:

  Karpus Management, Inc., d/b/a Karpus Investment Management
  William Dostman, III, Senior Domestic Equity Analyst/Portfolio Manager, or
  Brett D. Gardner, Senior Corporate Governance Analyst/Portfolio Manager
  183 Sully's Trail
  Pittsford, New York 14534
  Phone: (585) 586-4680
  Fax: (585) 586-4315

GREEN PROXY

LIBERTY ALL-STAR GROWTH FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF KARPUS MANAGEMENT, INC., D/B/A KARPUS INVESTMENT MANAGEMENT

THE BOARD OF DIRECTORS OF LIBERTY ALL-STAR GROWTH FUND, INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints William G. Dostman, III and Brett D. Gardner as the undersigned's attorney and agent, with full powers of substitution and revocation, to vote all shares of the Liberty All-Star Growth Fund, Inc. ("ASG") which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of ASG scheduled to be held on September 30, 2011 at 10:00 a.m., MT, including any adjournments or postponements thereof or any meeting which may be called in lieu thereof (the "Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of ASG held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Meeting. Mark each vote with an X in the box.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED AGAINST ITEMS 1, 2A AND 2B.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

If voting your proxies would, in Karpus' opinion, cause there to be a quorum and to cause the Proposals to be approved, then unless Karpus determines that the Board or Trustees has agreed to afford shareholders net asset value for their shares, Karpus may not attend the Meeting, may not vote the undersigned's shares proxy, and the shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy.

AS YOUR FELLOW SHAREHOLDER, KARPUS RECOMMENDS THAT YOU VOTE AGAINST ITEMS 1, 2A AND 2B, BELOW

 1. To approve a new Fund Management Agreement between ASG and ALPS Advisors, Inc. to become effective upon the Closing.

  FOR   AGAINST    ABSTAIN
  [  ]   [  ]    [  ]
2. To approve new Portfolio Management Agreements for ASG with ALPS Advisors, Inc. and each of ASG's current Portfolio Managers listed below to become effective upon the Closing:

   2a. TCW Investment Management Company

  FOR   AGAINST    ABSTAIN
  [  ]   [  ]    [  ]

 2b. M.S. Weatherbie & Co., Inc.

  FOR   AGAINST    ABSTAIN
  [  ]   [  ]    [  ]
**By checking the box below, I authorize Karpus to utilize its discretion to vote, or under specified conditions in Karpus' proxy statement, note vote my shares.

  [  ]

Signature of Stockholder:       Signature of Stockholder:
Date:        Date:
Note: Please sign exactly as your name or names appear on this Proxy and return promptly using the enclosed envelope. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.